UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2026, Navitas Semiconductor Corporation (the “Company”) announced that Tonya Stevens, age 54, will be appointed the Company’s Chief Financial Officer and Treasurer, effective March 30, 2026 (the “Transition Date”). Todd Glickman, who is currently the Company’s Senior Vice President, Chief Financial Officer and Treasurer, previously agreed to remain with the Company through the Transition Date to ensure continuity and a smooth transition of the leadership of the Company’s finance and accounting function before he departs to pursue new opportunities.

Ms. Stevens, who has more than three decades of global finance and accounting experience in the semiconductor, technology, and manufacturing sectors, joins the Company from Lattice Semiconductor Corporation (Nasdaq: LSCC) (“Lattice”), where she served as Corporate Vice President, Chief Accounting Officer. She held this position and other key finance leadership positions since joining Lattice in May 2019, including when she served as Lattice’s Interim Chief Financial Officer from October 2024 to February 2025. While at Lattice, Ms. Stevens led key strategic transformations that helped Lattice optimize its operations and strengthen its financial foundation. Prior to Lattice, Ms. Stevens held senior finance leadership roles at a variety of companies, including Intel Corp. and PricewaterhouseCoopers LLP. Ms. Stevens holds a B.S. in Accounting, magna cum laude, from the University of Oregon and is a Certified Public Accountant.

Ms. Stevens has entered into an offer letter with the Navitas Semiconductor USA, Inc., a subsidiary of the Company, dated March 11, 2026 (the “Offer Letter”), which sets forth the terms of her employment. Pursuant to the Offer Letter, Ms. Stevens will be paid an annual base salary of $425,000. Ms. Stevens is eligible to participate in the Company’s annual bonus plan, with a target bonus opportunity of 65% of her annual base salary to the extent earned based on achievement of the applicable performance goals, as determined by the board of directors (the “Board”) of the Company or the compensation committee (the “Compensation Committee”) of the Board. For calendar year 2026, Ms. Stevens’ annual bonus incentive will equal the greater of (a) 65% of the aggregate amount of gross base salary (before deductions for taxes or benefits) actually paid to her during 2026; and (b) a pro-rata share of the bonus amount determined based on actual performance against predetermined corporate financial goals to be determined in good faith by the Committee and Board. Subject to Board or Committee approval, Ms. Stevens will also receive a one-time equity award (the “Recruitment Award”) of $4,500,000 time-based restricted stock units (“RSUs”), which will vest in four equal annual installments on each of the first, second, third and fourth anniversaries of the 20th day of the last completed calendar month preceding the Transition Date. The number of RSUs granted pursuant to the Recruitment Award will be calculated using the weighted average closing price of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), on each trading day during the sixty calendar days prior to the Transition Date. In addition, beginning with the Company’s 2026 award cycle, and for each fiscal year thereafter during Ms. Stevens’ employment, she will be eligible to receive annual long-term incentive equity awards (“Annual Awards”), which are currently expected to have an aggregate value on the grant date equal to approximately $1,000,000 for 2026 and approximately $1,500,000 beginning in 2027. For convenience purposes, the Company will issue Ms. Stevens’ Annual Award for 2026 at the same time as her Recruitment Award. The Annual Awards will be in the form of (x) time-based RSUs, which vest in equal annual installments over four years following the grant date (or in the case of the Annual Award for 2026, the applicable vesting date for the Recruitment Award) and (y) non-qualified stock options (“NSOs”), which will vest over four years with 25% vesting on the one year anniversary of the applicable grant or vesting date, and the remainder vesting pro-rata on a quarterly basis thereafter. The terms and conditions of each RSU and NSO award described above for the Recruitment Award and each Annual Award, including the vesting schedule, performance metrics (if applicable), option exercise price and duration, and other applicable provisions, will be subject to the approval of the Board or Committee, will be set forth in the applicable award agreement and will be subject to the terms and conditions of the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (or successor plan adopted by the Board) and other applicable policies of the Company as in effect from time to time, including ownership guidelines and insider trading policies. Ms. Stevens is eligible to participate in employee benefit plans and programs generally available to the Company’s senior executives, including group medical, dental, vision, disability and life insurance, and is entitled to paid vacation time. She also will enter into a customary indemnification agreement with the Company and is eligible for participation in the Navitas Semiconductor Executive Severance Plan consistent with the Company’s other senior executives. The foregoing description of the terms of Ms. Stevens’ employment relationship with the Company are qualified in their entirety to the actual text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Ms. Stevens does not have any family relationships with any other director or officer of the Company, and she is not a party to related party transactions with the Company or that would otherwise require disclosure.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2026, the Company issued a press release announcing the appointment of Ms. Stevens. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Offer Letter, dated March 11, 2026, between Navitas Semiconductor USA, Inc. and Tonya Stevens
99.1	Press release, dated March 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†    Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION

Dated: March 11, 2026
	By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer